UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. __)

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                                         Millennium Chemicals Inc.
                             (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[On May 12, 2003 the Company sent the attached letter to Institutional Shareholder Services (“ISS”) regarding the fees paid to the Company’s independent auditor, PricewaterhouseCoopers LLP, for 2002. Previously, the Company sent a letter to ISS on May 8, 2003 that was filed as additional proxy material. Please note that while these letters provide additional information regarding the nature of the fees disclosed on page 22 of our 2003 proxy statement as “All Other Fees,” we are not providing, and are not yet required to provide, the breakdown of fees required by new SEC rules for the Company’s proxy statement. Compliance with those rules in our 2003 proxy statement would have required a more detailed breakdown of our fees for both 2002 and 2001 as well as a discussion of whether non-audit fees had been pre-approved by our audit committee. The Company intends to comply with the SEC’s new rules, as required, in its 2004 proxy statement.]

[LETTERHEAD OF C. WILLIAM CARMEAN, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY OF MILLENNIUM CHEMICALS INC.]

May 12, 2003

VIA FACSIMILE (301-556-0515) AND E-MAIL

Attn: Dr. Martha Carter
Director of U.S. Research
Institutional Shareholder Services
2099 Gaither Road, Suite 501
Rockville, MD 20850-4045

Dear Dr. Carter;

Further to my letter dated May 8, 2003, please note that at least $715,265 of the fees paid by Millennium to PricewaterhouseCoopers LLP (“PwC”) in 2002 and included within the category “All Other Fees” on page 22 of our 2003 proxy statement are properly included within the category “Tax Compliance/Preparation,” as such category is defined by ISS. We understand that your category “Tax Compliance/Preparation,” includes services related to tax audits.

Accordingly, ISS should revise the information on page 3 of its May 6, 2003 report on Millennium Chemicals, based on this information, as follows*:

Audit Fees:	$1,608,127.00
Audit-Related Fees	$0.00
Tax Compliance/Preparation:	$715,265
Other Fees:	$1,414,765
Percentage of total fees attributable to non-audit ("other") fees:	37.85%

As such, we respectfully request you to take this additional information into consideration and re-examine your determination to recommend a vote against the ratification of PwC as our independent auditor and against the re-election of our directors who are serving on our Audit Committee. We will file this letter with the SEC through the Edgar system in compliance with the SEC’s proxy regulations.

If you have any further questions, please call me at 732-933-5190.

Very truly yours,

/s/C. William Carmean
C. William Carmean

cc:    Shirley Westcott – ISS (via fax 301-556-0515)
        Eddie Nino – ISS (via fax 301-556-0515)
        Patrick McGurn – ISS (via fax 301-556-0515)
        Bimal Patel -- ISS (via fax 301-556-0515)
        Solomon Luke -- ISS (via fax 301-556-0515)
        Chris Hayden – Georgeson (via fax 212-440-9009)

__________

o         Please note that, because ISS’s special categorization of independent auditor fees is a new ISS requirement this year that differs with the SEC’s categories, and because we have received conflicting information from ISS as to whether ISS’s categories “Tax Compliance/Preparation” and “Other Fees” differ from the categories specified by the SEC in both its new and old rules regarding proxy disclosure of independent auditor fees, we have not been able to determine at the present time whether certain fees that we have included in the category “Other Fees” in this letter should actually be included in one of your other three categories. Accordingly, we have taken the conservative approach and included, for the purposes of this letter, certain fees within the category “Other Fees” that might properly be included within one of your other three categories. If you need further information, please contact me.